Exhibit 13.2
PRINCIPAL FINANCIAL OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with this Annual Report of Dynagas LNG Partners LP (the "Partnership") on Form 20-F for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Michael Gregos, Chief Financial Officer of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
A signed original of this written statement has been provided to the Partnership and will be retained by the Partnership and furnished to the SEC or its staff upon request.
Date: April 24, 2019
/s/ Michael Gregos
Michael Gregos
Chief Financial Officer